Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 3, 2016, with respect to the financial statements of Innerscope Advertising Agency, Inc. contained in this Registration Statement of Innerscope Advertising Agency, Inc. on Form S-1, Amendment No. 3. We hereby consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

June 15, 2016